CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 23 to Registration Statement No. 333-89389 on Form N-1A of our reports dated November 26, 2010, relating to the financial statements and financial highlights of BlackRock Large Cap Series Funds, Inc. (the “Series”), including BlackRock Large Cap Growth Fund, BlackRock Large Cap Value Fund, BlackRock Large Cap Core Fund, BlackRock Large Cap Growth Retirement Portfolio, BlackRock Large Cap Value Retirement Portfolio and BlackRock Large Cap Core Retirement Portfolio (collectively the “Funds”), appearing in the Annual Reports on Form N-CSR of the Funds for the year ended September 30, 2010; of our report dated November 26, 2010, relating to the financial statements and financial highlights of the Series, including BlackRock Large Cap Core Plus Fund (the “Fund”) appearing in the Annual Report on Form N-CSR of the Fund for the year ended September 30, 2010; and of our report dated November 26, 2010 relating to the financial statements and financial highlights of Master Large Cap Series LLC (the “Master LLC”), including Master Large Cap Core Portfolio, Master Large Cap Growth Portfolio and Master Large Cap Value Portfolio, included in the Annual Report on Form N-CSR of the Funds for the year ended September 30, 2010. We also consent to the references to us under the headings “Financial Highlights” in the prospectuses and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

January 25, 2011